UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2006

New Frontier Media, Inc.

(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-23697	84-1084061
(Commission File Number)	(IRS Employer Identification Number)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of Principal Executive Offices)

(303) 444-0900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 10, 2006, the Registrant completed the acquisition of all the capital stock of MRG Entertainment, Inc., a California corporation (“MRG Entertainment”), and all of the capital stock of MRG Entertainment’s affiliated companies, including Lifestyles Entertainment, Inc., a California corporation (“Lifestyles”), pursuant to that certain Stock Purchase Agreement dated as of February 6, 2006 between the Registrant, Marc Laurence Greenberg Trust Dated May 11, 2001, Goldberg Family Trust Dated June 15, 2001, Marc Laurence Greenberg and Richard Bruce Goldberg.

The Registrant acquired all of the capital stock of MRG Entertainment and its affiliates in exchange for $15 million in cash and $5 million of New Frontier Media common stock, as well as a three-year performance incentive of $2 million.

MRG Entertainment and its affiliates are producers and distributors of mainstream films and soft erotic features and events. Their titles, which include a library of over 350 hours of content, are distributed on U.S. premium pay TV channels such as Showtime and Cinemax, as well as on pay-per-view channels across a range of cable and satellite distribution platforms. MRG Entertainment and its affiliates also distribute a full range of independently produced motion pictures to markets around the world.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On February 10, 2006, the Registrant entered into an earnout agreement (the “Earnout Agreement”) with Marc Laurence Greenberg, Richard B. Goldberg, Marc Laurence Greenberg Trust dated May 11, 2001, and Goldberg Family Trust dated June 15, 2001 (collectively, the “Trusts”) in which the Registrant agreed, subject to the terms and conditions of the Earnout Agreement, to pay to the Trusts up to an aggregate amount of $2 million, to be paid, if at all, as follows: (i) in the event EBITDA (as defined in the Earnout Agreement) of MRG Entertainment and its affiliates for the period between and including January 1, 2006 and December 31, 2006 equals or exceeds $5,250,000, the Registrant shall make a one-time lump sum payment to the Trusts in the amount of $666,667; (ii) in the event the EBITDA of MRG Entertainment and its affiliates for the period between and including January 1, 2007 and December 31, 2007 equals or exceeds $5,750,000, the Registrant shall make a one-time lump sum payment to the Trusts in the amount of $666,667; and (iii) in the event the EBITDA of MRG Entertainment and its affiliates for the period between and including January 1, 2008 and December 31, 2008 equals or exceeds $6,000,000, the Registrant shall make a one-time lump sum payment to the Trusts in the amount of $666,667.

Item 3.02 Unregistered Sales of Equity Securities

On February 10, 2006, the Registrant issued and sold to the Trusts as partial consideration for MRG Entertainment and its affiliates 748,570 shares of its common stock, par value $.0001. The foregoing shares were issued in a private placement transaction pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 without engaging in any general solicitation or advertising of any kind and without payment of underwriting discounts or underwriting commissions to any person.

Item 9.01 Financial Statements and Exhibits

Listed below are the financial statements and pro forma financial information filed as a part of this report:

(a) Financial Statements of Business Acquired

Audited financial statements of MRG Entertainment, Inc. and Subsidiaries and Lifestyle Entertainment, Inc. as of, and for the nine months ended, September 30, 2005.

(b) Pro Forma Financial Information

Pro forma financial information of the Registrant showing the effects of the acquisition of MRG Entertainment, Inc. and its affiliates for the twelve months ended March 31, 2005, the nine months ended December 31, 2005, and as of December 31, 2005.

(c) Not applicable.

(d) Exhibits

10.1 Stock Purchase Agreement dated February 6, 2006 between the Registrant, Marc Laurence Greenberg Trust, Goldberg Family Trust, Marc Laurence Greenberg and Richard Bruce Goldberg

10.2 Earnout Agreement dated February 10, 2006 between the Registrant, Marc Laurence Greenberg, Richard B. Goldberg, Marc Laurence Greenberg Trust and Goldberg Family Trust

10.3 Registration Rights Agreement dated February 10, 2006 between the Registrant, Marc Laurence Greenberg Trust, Goldberg Family Trust, Marc Laurence Greenberg and Richard Bruce Goldberg.

10.4 Escrow Agreement dated February 10, 2006 between the Registrant, First Community Bank, N.A., Marc Laurence Greenberg Trust, Goldberg Family Trust, Marc Laurence Greenberg and Richard Bruce Goldberg.

10.5 Employment Agreement dated February 10, 2006 between MRG Entertainment, Inc. and Richard Bruce Goldberg.

10.6 Employment Agreement dated February 10, 2006 between MRG Entertainment, Inc. and Marc Laurence Greenberg.

10.7 Non-Competition, Non-Solicitation and Trade Secrecy Agreement dated February 10, 2006 between the Registrant, MRG Entertainment, Inc. and Richard Bruce Goldberg.

10.8 Non-Competition, Non-Solicitation and Trade Secrecy Agreement dated February 10, 2006 between the Registrant, MRG Entertainment, Inc. and Marc Laurence Greenberg.

99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER MEDIA, INC.

Dated: February 10, 2006	By:/s/ Michael Weiner Michael Weiner Chief Executive Officer

MRG ENTERTAINMENT, INC. AND SUBSIDIARIES

AND LIFESTYLES ENTERTAINMENT, INC.

Financial Statements

Table of Contents

Audited Financial Statements:

Report of Independent Registered Public Accounting Firm	F-1

Combined and Consolidated Balance Sheet September 30, 2005	F-2

Combined and Consolidated Statement of Income and Retained Earnings –	F-3
Nine month period ended September 30, 2005

Combined and Consolidated Statement of Cash Flows – Nine month period ended September 30, 2005	F-4

Notes to Combined and Consolidated Financial Statements	F-5

Pro Forma Financial Statements:

Unaudited Pro Forma Consolidated Condensed Financial Statements	F-13

Notes to the Unaudited Pro Forma Financial Statements	F-16

Grant Thornton

Accountants and Business Advisors

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of

MRG Entertainment, Inc, and Lifestyles Entertainment, Inc.:

We have audited the accompanying combined and consolidated balance sheet of MRG Entertainment, Inc. and subsidiaries and Lifestyles Entertainment, Inc. (collectively the “Company”) as of September 30, 2005 and the related statements of income and retained earnings and cash flows for the nine month period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined and consolidated financial statements referred to above present fairly, in all material respects, the financial position of MRG Entertainment, Inc. and subsidiaries and Lifestyles Entertainment, Inc. as of September 30, 2005, and the results of their operations and their cash flows for the nine month period then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the combined and consolidated financial statements, certain errors in the December 31, 2004 financial statements were discovered by Company management during the nine month period ended September 30, 2005. Accordingly, an adjustment has been made to accumulated deficit as of January 1, 2005.

/s/ Grant Thornton LLP

Los Angeles, California

February 6, 2006

Suite 300

1000 Wilshire Blvd.

Los Angeles, CA 90017-2464

T 213.627.1717

F 213.624.6793

W www.grantthornton.com

Grant Thornton LLP

US Member of Grant Thornton International

MRG ENTERTAINMENT, INC. AND SUBSIDIARIES AND LIFESTYLES ENTERTAINMENT, INC.

Combined and Consolidated Balance Sheet
September 30, 2005

ASSETS

Cash	$ 165,608
Retricted cash	75,158
Accounts receivable	1,543,554
Stockholder advances	90,800
Film costs, net	4,077,295
Recoupable costs and producer advances	1,066,832
Prepaid expenses and other assets	49,133
Property and equipment, net	133,745

Total assets	$ 7,202,125

LIABILITIES AND STOCKHOLDERS' EQUITY

Bank line of credit	$ 1,700,000
Accrued payroll, bonuses and related costs	2,163,052
Accounts payable and accrued liabilities	384,984
Producers and participations payable	883,172
Income taxes payable	602,920
Deferred income taxes	2,574
Deferred revenue	397,019
Stockholder loans	250,000

Total liabilities	6,383,721

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock:
MRG Entertianment, Inc. - no par, 1,000,000 shares authorized,
200,000 shares issued and outstanding	40,000
Lifestyles Entertainment, Inc. - no par, 1,000,000 shares authorized,
none isssued and outstanding	-
Paid-in capital	20,000
Retained earnings	758,404

Total stockholders' equity	818,404

Total liabilities and stockholders' equity	$ 7,202,125

The accompanying notes are an integral part of the audited financial statement

MRG ENTERTAINMENT, INC. AND SUBSIDIARIES AND LIFESTYLES ENTERTAINMENT, INC.

Combined and Consolidated Statement of Income and Retained Earnings
Nine-Month Period Ended September 30, 2005

Licenses revenue - owned films	$ 8,134,153
Licenses revenue - distributed films	1,466,217
Other revenues	207,403

Net revenues	9,807,773

Cost of revenues	4,251,629

Gross margin	5,556,144

Salaries and wages	3,543,401
Selling, general and administrative	911,159

Operating expenses	4,454,560

Operating income	1,101,584

Interest expense	233,935

Income before provision for income taxes	867,649

Provision for income taxes	391,901

Net income	475,748

Accumulated deficit - beginning of period as previously reported	(166,307)
Correction of errors	448,963
Retained earnings - beginning of period as restated	282,656

Retained earnings - end of period	$ 758,404

The accompanying notes are an integral part of the audited financial statement

MRG ENTERTAINMENT, INC. AND SUBSIDIARIES AND LIFESTYLES ENTERTAINMENT, INC.

Combined and Consolidated Statement of Cash Flows
Nine-Month Period Ended September 30, 2005

Cash flows from operating activities:
Net income	$ 475,748
Adjustments to reconcile net income to cash
provided by operating activities:
Amortization of film costs	3,897,101
Depreciation and amortization	32,557
Loss on disposal of property and equipment	5,771
Deferred tax provision	6,971
Changes in assets and liabilities
Decrease in accounts receivable	1,952,378
Increase in film costs	(3,717,232)
Increase in prepaid expenses and other assets	(17,537)
Increase in recoupable costs and producer advances	(463,204)
Increase in accounts payable and accrued liabilities	1,819,354
Increase in producers and participations payable	642,830
Decrease in deferred revenue	(215,805)
Increase in income taxes payable	291,652
Decrease in restricted cash	92,101

Total adjustments	4,326,937

Net cash provided by operating activities	4,802,685

Cash flows from investing acitivities
Purchase of property and equipment	(34,679)
Cash proceeds from the sale of property and equipment	4,550

Net cash used in investing activities	(30,129)

Cash flows from financing activities
Net payments under line of credit	(4,599,763)
Advances to stockholders	(90,800)

Net cash used in financing activities	(4,690,563)

Net increase in cash	81,993

Cash, beginning of period	83,615

Cash, end of period	$ 165,608

The accompanying notes are an integral part of the audited financial statement

MRG ENTERTAINMENT, INC. AND SUBSIDIARIES AND LIFESTYLES ENTERTAINMENT, INC.

Notes to Combined and Consolidated Financial Statements

September 30, 2005

1.	Organization and Significant Accounting Policies

Organization

MRG Entertainment, Inc. (“MRG,”) a California corporation, was formed on December 20, 1995. MRG is a film and television production company as well as distribution company. Lifestyles Entertainment, Inc. (“Lifestyles”) a California S corporation, was formed on September 14, 2004. Lifestyles is a film and television distribution company focused on producing and distributing adult content. Both companies are headquartered in Los Angeles, California, and are solely owned and operated by their two founding stockholders. MRG distributes titles under the name Mainline Releasing and through its wholly-owned subsidiary Lightning Entertainment, Inc. Additionally, MRG owns four production companies, Magic Hour Pictures, Inc., Third Street Pictures, Inc., Lightning Entertainment Productions, Inc. and SG Productions, Inc. all of which are wholly owned. The Companies distribute titles in the United States and internationally.

Principles of Combination and Consolidation and Basis of Presentation

The accompanying combined and consolidated financial statements (the “financial statements”) include the consolidated accounts of MRG and its wholly-owned subsidiaries, combined with the accounts of Lifestyles (collectively referred to herein as the Company). All significant intercompany accounts and transactions have been eliminated in consolidation and combination.

The Company follows the accounting guidance of Statement of Position 00-2, “Accounting by Producers or Distributors of Films,” issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (“SOP 00-2”). The Company has presented an unclassified balance sheet in accordance with the provisions of SOP 00-02.

Correction of Previously Reported Financial Statements

Certain errors in the December 31, 2004 financial statements were discovered by Company management during the nine-month period ended September 30, 2005. Accordingly, an adjustment has been made to decrease the accumulated deficit as of January 1, 2005 in the amount of approximately of $449,000. The components of the adjustment (increasing) or decreasing the previously reported accumulated deficit include: the deferral of revenue recognition of $(260,000), capitalization of recoupable costs and producer advances previously expensed of $701,000, impairment of recoupable costs of $(78,000), capitalization of previously expensed overhead of $420,000 to film costs, acceleration of rent expense recognition of $(35,000), increase in film cost amortization of $(50,000) and related tax adjustments of $(249,000). The effect on net income for the previous year ended December 31, 2004 was immaterial.

Use of Estimates

In preparing financial statements in conformity with U.S. generally accepted accounting principles, management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. For example, estimates are used in management’s forecast of anticipated revenues (“ultimate revenues”), which is used to amortize film costs, and in determining allowances for accounts receivable and recoupable costs and producer advances. Actual results could differ from those estimates.

MRG ENTERTAINMENT, INC. AND SUBSIDIARIES AND LIFESTYLES ENTERTAINMENT INC.

Notes to Combined and Consolidated Financial Statements (continued)

Restricted Cash

Restricted cash represents amounts on deposit with a bank that are contractually designated by agreements between the Company and certain film producers related to amounts received from licensing arrangements of the producers’ films.

Revenue Recognition

Revenue from the sale or licensing of films and television programs is recognized upon meeting all of the recognition requirements of SOP 00-2. For films where the license fee is fixed and determinable, licensing revenues are recognized on the date when the license period commences for each film, the film is delivered to the distributor for exploitation pursuant to the terms and conditions of the licensing agreement, and collectibility of the license fee is reasonably assured. For distribution in the home video market the Company’s share of licensing revenues is recognized as it occurs and is reported to the Company by third-party providers. For distribution in the pay-per-view market the Company recognizes revenues in the viewing period based on management estimates and as reported by third-party providers.

For represented titles, the Company only recognizes its percentage share of the licensing revenues. The producers’ share or participation of licensing revenues is recorded as a liability until remitted to the producer. There are no producers’ participations on owned films. The Company is generally allowed a marketing fee under the terms of its distribution contracts with producers, which is usually stated as a fixed amount typically recoupable over a 12 to 18 month period. The marketing fee is recognized as revenue when recouped as such recoupments generally correspond to the performance of the related marketing activities.

Deferred revenue includes cash payments to the Company for which revenue recognition criteria has not been met. For represented titles, deferred revenues include the entire license fee collected by the Company from the licensee, which includes amounts payable to producers.

Producers and Participations Payable

Producer payable represent amounts due to the producers from the exhibition of represented films based on the terms of contracts between the Company and producers. Participations payable include amounts due to another distributor in a revenue-share arrangement based on the financial results of certain pay-per-view titles distributed by the Company. Producer and participations payable are expected to be paid in full during the next twelve months.

Accounts Receivable

The Company’s accounts receivable are primarily due from film production and distribution companies and customers in the cable and satellite industries. For represented titles, accounts receivable include the entire license fee due the Company from the licensee, which includes amounts payable to producers. The Company evaluates whether an allowance for doubtful accounts is necessary by considering a number of factors including the length of time a receivable is outstanding, collection history, the customer’s current ability to pay its obligation to the Company and the condition of the general economy and the industry in which the Company’s customers operate. The Company does not believe an allowance for doubtful accounts is necessary at September 30, 2005.

MRG ENTERTAINMENT, INC. AND SUBSIDIARIES AND LIFESTYLES ENTERTAINMENT INC.

Notes to Combined and Consolidated Financial Statements (continued)

Concentration of Credit Risk

At September 30, 2005, approximately 25% and 22% of accounts receivable are due from two pay-per-view distributors, respectively. Net revenues earned from these two distributors were approximately 11% from one and 16% from the other of total net revenue for the nine-month period ended September 30, 2005. Approximately 22% of net revenues was earned on the sale of a film to an independent film producer and distribution company.

Film Costs

Capitalized costs of film and television product (“film costs”), which are produced or acquired for sale or license, are stated at the lower of cost, less accumulated amortization, or fair value. Film costs consist of direct production costs and production overhead and include costs associated with completed titles and those in development. Interest expense is not capitalized as the production runs are short-term in nature. Film costs are amortized based on the ratio of the current period’s revenues to estimated ultimate revenues, for a period not exceeding ten years, from all sources on an individual film forecast basis. Film cost valuation is reviewed on a title-by-title basis when an event or change in circumstance indicates the fair value of a title is less than the unamortized cost. Estimated losses, if any, are provided in the current period earnings on an individual film forecast basis when such losses are estimated.

Estimates of ultimate revenues can change significantly due to a variety of factors, including the level of market acceptance of film and television product. Accordingly, revenue estimates are reviewed periodically and amortization is adjusted on a prospective basis, as necessary. Such adjustments could have a material effect on results of operations in future periods.

Recoupable Costs and Producer Advances

Recoupable costs and producer advances represent amounts contractually allowed and non-refundable advances as provided in distribution arrangements with producers. Such amounts will be recouped against future licensing fees before submitting to producers the residual distribution fees. The Company evaluates recoupable costs and producer advances for impairment based on estimates of future licensing fees.

Advertising Costs

The Company expenses marketing and advertising costs, including film exploitation costs, as incurred. Advertising costs for the period were $228,299.

Financial Instruments

The carrying value of the Company’s accounts receivable, accounts payable and accrued liabilities, producer and participations payable, and income tax payable approximates fair value due primarily to their short-term nature. Long-term receivables are discounted using MRG’s incremental borrowing rate. The carrying value of the Company’s line of credit approximates fair value due to the line’s rate of interest approximating market rates. Generally, fair values are based on estimates using present value techniques. The fair value of stockholder loans cannot be determined due to the related party nature of such transactions.

MRG ENTERTAINMENT, INC. AND SUBSIDIARIES AND LIFESTYLES ENTERTAINMENT INC.

Notes to Combined and Consolidated Financial Statements (continued)

Long-Lived Assets

The Company reviews long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the fair value and future benefits of such assets, the Company performs an analysis of the anticipated undiscounted future net cash flows of the individual assets over the remaining amortization period and recognizes an impairment loss if the carrying value exceeds the expected future cash flows. The impairment loss is measured based upon the difference between the fair value of the asset and its recorded carrying value

Income Taxes

The Company accounts for income taxes pursuant to Statements of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, deferred income tax assets and liabilities are computed based on the temporary difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses and credits are based on the changes in the deferred income tax assets and liabilities from period to period. Lifestyles is an S-Corporation, and as such the taxable income of Lifestyles is allocated to the stockholders based on their respective ownership. Additionally, as an S-Corporation, Lifestyles is subject to a 1.5% California Franchise tax.

Statement of Cash Flows

The Company prepares its statements of cash flows using the indirect method as defined under SFAS No. 95, “Statement of Cash Flows.” During 2005, the Company made cash payments of approximately $200,000 and $90,200 for interest and income taxes, respectively.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for reporting comprehensive income and its components in the financial statements. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. During the period, there were no differences between comprehensive income and net income as reported in the accompanying financial statements.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued SFAS No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3” in May 2005. SFAS No. 154 replaces Accounting Principle Board (“APB”) Opinion No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”, and changes the requirements for the accounting and reporting of a change in accounting principle, including voluntary changes. The Statement carries forward the guidance of APB Opinion No. 20, for reporting a correction of an error in previously issued financial statements and changes in estimates. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS No. 154 will have a significant impact on its financial position or results of operations.

MRG ENTERTAINMENT, INC. AND SUBSIDIARIES AND LIFESTYLES ENTERTAINMENT INC.

Notes to Combined and Consolidated Financial Statements (continued)

2.	Property and Equipment

Property and equipment consist of the following as of September 30, 2005:

Equipment	$ 207,294
Furniture and Fixtures	47,314
Computers	34,650
Software	29,967
Leasehold improvements	3,750
322,975

Accumulated depreciation and amortization	(189,230)

$ 133,745

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method ranging from 5 to 7 years. Leasehold improvements are amortized over the lesser of the useful life or the term of the lease. Depreciation and amortization expense for the period was $32,557.

3.	Film Costs

Film costs consist of the following as of September 30, 2005:

Released, less amortization of $19,212,000	$ 2,486,645
Completed, not released	862,768
In-production	665,446
In development	62,436

$ 4,077,295

Based on management’s estimate of ultimate revenues as of September 30, 2005, approximately 70% of completed and unamortized film costs are expected to be amortized during the next twelve months, and substantially amortized by September 30, 2008.

4.	Income Taxes

Temporary differences that give rise to deferred tax (liabilities) assets are approximately as follows:

Accelerated depreciation	$ (46,766)
Allowances on distribution costs incurred	31,071
Deferred rent expense	11,341
Other	1,780

$ (2,574)

During the period, the income tax provision includes current tax expense of $384,930 and deferred tax expense of $6,971. The current tax provision is comprised of approximately $222,000 for federal, $83,000 for state, and $80,000 for foreign income taxes. A tax credit is taken against federal income tax for the full amount of foreign taxes paid. The deferred provision is primarily a state provision only.

MRG ENTERTAINMENT, INC. AND SUBSIDIARIES AND LIFESTYLES ENTERTAINMENT INC.

Notes to Combined and Consolidated Financial Statements (continued)

Differences between the income tax provision in the accompanying financial statements and the income tax expense computed at the federal rate of 34% is that (i) Lifestyles is an S Corporation for tax purposes and therefore its income passes through to the shareholders who bear the responsibility of paying income taxes thereon, ii) state taxes net of federal benefit (5.83%), and iii) disallowed expenses for tax purposes of $15,000. Lifestyles had net losses of approximately $(82,000) for the period.

5.	Bank Line of Credit and Stockholder Loans

The Company has a line of credit with a bank in the amount of $6.5 million with interest payments due monthly. The interest rate is the bank’s prime rate plus 0.25%. At September 30, 2005, the interest rate was 7.25%. At September 30, 2005, the Company had outstanding borrowings of $1,700,000. Available borrowings are limited to eligible receivables and a film-library credit of $1.5 million. At September 30, 2005, the Company had availability under the line of credit of approximately $2.8 million.

The line of credit includes various restrictive financial covenants, with which the Company is in compliance at September 30, 2005. The line of credit also includes certain change of ownership restrictions. Borrowings are secured by substantially all of the Company’s assets and are personally guaranteed by the stockholders of the Company. The line of credit has a renewal date of September 1, 2005 and in December 2005 was extended through March 1, 2006 with substantially the same terms other than a reduction in the credit line to $6 million.

The Company has outstanding stockholders loans totaling $250,000, which are subordinate to the bank line of credit. The loans are due on demand, unsecured and bear interest at 7% per annum.

6.	Commitments and Contingencies

Office Lease

The Company leases its office facilities under operating lease agreements, the latest of which expires in November 2008. Rent expense approximated $96,000 during the period ended September 30, 2005.

Future minimum annual lease payments under all non-cancelable operating leases are approximately as follows:

Period Ending September 30,
2006	$ 131,000
2007	135,000
2008	139,000

Legal Proceedings and Contingencies

The Company is involved in various legal proceedings in the normal course of its business. While the result of any litigation contains an element of uncertainty, management presently believes that the outcome of any known, pending or threatened legal proceeding or claim, individually or combined, will not have a material adverse effect on the Company’s financial position or results of operations.

MRG ENTERTAINMENT, INC. AND SUBSIDIARIES AND LIFESTYLES ENTERTAINMENT INC.

Notes to Combined and Consolidated Financial Statements (continued)

The Company is currently in dispute with an individual in which the Company received a judgment against the individual of approximately $1.5 million, including interest. Because collectibility is uncertain, the Company has not recognized the judgment in the accompanying financial statements. If collected, the judgment would have a significant favorable impact on the Company’s financial position and results of operations.

The Company has employment agreements with its stockholders dated January 1, 2005 providing employment for a seven year term, subject to provisions of the agreements, and compensation and severance arrangements, including certain payment obligations, for up to five years, by the Company in the event of incapacitation of the stockholders as defined in the agreements.

7.	Related Party Transactions

During the period, the Company accrued $1,950,000 of bonuses payable to the officers/stockholders. This bonus expense is included in salaries and wages in the accompanying statement of income.

During the period, the Company has made unsecured, non-interest bearing advances to stockholders in the amount of $90,800 at September 30, 2005, which is reflected as stockholder advances in the accompanying balance sheet.

Company’s stockholders have loaned the Company $250,000 – see note 5. Interest expensed during the period on these loans was $13,125, which has been accrued in accounts payable and accrued liabilities.

8.	Profit Sharing Plan

The Company has a defined-contribution, profit-sharing plan that covers all eligible employees. Contributions are discretionary based on the discretion of the Board of Directors. During the period, the Company has accrued $88,000 for the anticipated 2005 contribution.

9.	Subsequent Event

On February 6, 2006, the Company and its stockholders executed a stock purchase agreement to sell all of the outstanding common stock of MRG and Lifestyles to a publicly held corporation.

NEW FRONTIER MEDIA, INC.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

On February 10, 2006, (“the Transaction date”) New Frontier Media, Inc. (“New Frontier Media”) purchased 100% of the outstanding capital stock (“the Acquisition”) of MRG Entertainment, Inc. and its affiliated companies (“MRG”). The total estimated purchase price was $21.0 million, comprised of $15.0 million in cash, $5 million of New Frontier Media common stock and $1.0 million in estimated acquisition related costs.

The following unaudited pro forma consolidated condensed financial statements have been prepared based on the historical consolidated financial statements of New Frontier Media after giving effect to the acquisition of MRG and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma consolidated condensed financial statements.

New Frontier Media and MRG have different fiscal years end, which end on March 31st and December 31st, respectively.

The unaudited pro forma consolidated condensed statement of operations for the year ended March 31, 2005 gives effect to the acquisition of MRG as if it had occurred at the beginning of the year and has been derived from:

•	the audited historical consolidated statement of operations of New Frontier Media for the year ended March 31, 2005; and
•	the unaudited historical consolidated statement of operations of MRG for the year ended December 31, 2004.

The unaudited pro forma consolidated condensed statement of operations for the nine-months ended December 31, 2005 gives effect to the acquisition of MRG as if it had occurred at the beginning of the period and has been derived from:

•	the unaudited historical consolidated statement of operations of New Frontier Media for the nine-months ended December 31, 2005; and
•	the audited historical consolidated statement of operations of MRG for the nine-months ended September 30, 2005.

The unaudited pro forma consolidated condensed balance sheet as of December 31, 2005 gives effect to the acquisition of MRG as if it had occurred on December 31, 2005 and has been derived from:

•	the unaudited historical consolidated balance sheet of New Frontier Media as of December 31, 2005; and
•	the audited historical consolidated balance sheet of MRG as of September 30, 2005.

Because these unaudited pro forma consolidated condensed financial statements have been prepared based on preliminary estimates of fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition may differ materially from the information presented in these unaudited pro forma consolidated condensed financial statements. The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on management’s best estimates of fair value, with the excess cost over net tangible and identifiable intangible assets acquired being allocated to goodwill. We retained the services of a third party valuation firm to assist in the preliminary valuation of the intangible assets and certain tangible assets acquired and liabilities assumed. These allocations are subject to change pending a final analysis of the fair value of the assets acquired and liabilities assumed, which could result in material changes from the information presented. The pro forma consolidated condensed balance sheet does not purport to be indicative of the financial position that would have resulted had the transaction taken place on December 31, 2005.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the Acquisition had occurred at the beginning of the periods presented, nor is it indicative of future operating results. The unaudited pro forma consolidated condensed financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the consolidated companies. The pro forma information should be read in conjunction with the accompanying notes thereto, and in conjunction with the historical consolidated financial statements and accompanying notes of New Frontier Media included in its annual reports on Form 10-K and quarterly reports on Form 10-Q. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

New Frontier Media, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Condensed Balance Sheet

December 31, 2005

(in thousands)

	New Frontier Media Historical December 31, 2005	MRG Historical September 30, 2005	Adjustments		Pro Forma Combined

CURRENT ASSETS:

Cash and cash equivalents	$22,910	$166	(925)	(A)
			(1,700)	(B)	20,451

Restricted Cash	-	75	-		75
Marketable securities	15,192	-	(11,112)	(C)	4,080
Accounts receivable, net of $21	9,195	1,544			10,739
Prepaid expenses	568	49			617
Deferred tax asset	404	-			404
Other	422	1,157	(102)	(D)
					1,477

TOTAL CURRENT ASSETS	48,691	2,991	(13,839)		37,843

FURNITURE AND EQUIPMENT, net	3,874	134			4,008

OTHER ASSETS:

Prepaid distribution rights, net	9,088				9,088
Film Library, net		4,077	(4,077)	(E)
			8,500	(E)	8,500
Marketable securities	3,888	-	(3,888)	(C)	-
Deferred tax asset	83	-			83
Goodwill	3,743	-	15,786	(E)	19,529
Other identifiable assets, net	17	-			17
Other	938				938
TOTAL OTHER ASSETS	17,757	4,077	16,321		38,155

TOTAL ASSETS	$70,322	$7,202	$2,482		$80,006

CURRENT LIABILITIES:

Accounts payable	1,537	385			1,922
Current portion of obligations under cap leases	19	-			19
Bank line of credit	-	1,700	(1,700)	(B)	-
Deferred revenue	509	397			906
Taxes payable	1,597	603			2,200
Stockholder loans	-	250			250
Producers and Participations payable	-	883			883
Accrued liabilities	2,941	2,163			5,104
TOTAL CURRENT LIABILITIES	6,603	6,381	(1,700)		11,284

LONG TERM LIABILITIES:

Deferred rent	204	-			204
Deferred tax liability	-	3			3
Deferred lease incentive	679	-			679

TOTAL LONG TERM LIABILITIES	883	3	-		886

TOTAL LIABILITIES	7,486	6,384	(1,700)		12,170

COMMITTMENT AND CONTINGENCIES

SHAREHOLDERS' EQUITY

Common Stock	2	40	(40)	(F)	2
Additional paid-in capital	56,393	20	5,000	(G)
			(20)	(F)	61,393
Accumulated earnings	6,528	758	(758)	(F)	6,528
Acccumulated other comprehensive loss	(87)	-			(87)

TOTAL SHAREHOLDERS' EQUITY	62,836	818	4,182		67,836

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$70,322	$7,202	$2,482		$80,006

New Frontier Media, Inc. & Subsidiaries

Unaudited Pro Forma Consolidated Condensed Statement of Operations

For the Nine Months Ended December 31, 2005

(in thousands, except per share data)

	New Frontier Media Historical Nine Months Ended December 31, 2005	MRG Historical Nine Months Ended September 30, 2005	Adjustments		Pro Forma Combined

NET SALES	$33,912	$9,808			$43,720

COST OF SALES	10,735	4,252	2,000	(H)	16,987

GROSS MARGIN	23,177	5,556	(2,000)		26,733

OPERATING EXPENSES
Sales and Marketing	3,654				3,654
General and Administrative	7,708	4,454	(1,980)	(I)	10,182
TOTAL OPERATING EXPENSES	11,362	4,454	(1,980)		13,836

OPERATING INCOME	11,815	1,102	(20)		12,897

OTHER INCOME/(EXPENSE) Interest Income	893	-	(338)	(J)	555
Interest Expense	(38)	(234)	234	(K)	(38)
Other Income	14	-			14
TOTAL OTHER INCOME	869	(234)	(104)		531

NET INCOME BEFORE PROVISION FOR INCOME TAXES	12,684	868	(124)		13,428

PROVISION FOR INCOME TAXES	(4,702)	(392)	30	(L)	(5,018)
			46	(M)
NET INCOME	$7,982	$476	(48)		$8,410

Basic income per share	$0.35				$0.36
Basic weighted average shares outstanding	22,738		749		23,487

Diluted income per share	$0.34				$0.35
Diluted weighted average shares outstanding	23,196		749		23,945

New Frontier Media, Inc. & Subsidiaries

Unaudited Pro Forma Consolidated Condensed Statement of Operations

For the Year Ended March 31, 2005

(in thousands, except per share data)

	New Frontier Media Historical Year Ended March 31, 2005	MRG Historical Year Ended December 31, 2004	Adjustments		Pro Forma Combined

NET SALES	$46,277	$11,778			$58,055

COST OF SALES	16,047	5,523	2,228	(H)	23,798

GROSS MARGIN	30,230	6,255	(2,228)		34,257

OPERATING EXPENSES
Sales and Marketing	4,862	-			4,862
General and Administrative	10,097	4,897	(1,318)	(I)	13,676
Restructuring Recovery	(546)	-			(546)
TOTAL OPERATING EXPENSES	14,413	4,897	(1,318)		17,992

OPERATING INCOME	15,817	1,358	(910)		16,265

OTHER INCOME/(EXPENSE)
Interest income	403	-	(300)	(J)	103
Interest expense	(104)	(201)	201	(K)	(104)
Other income	47	(2)			45
TOTAL OTHER INCOME	346	(203)	(99)		44

NET INCOME BEFORE PROVISION FOR INCOME TAXES	16,163	1,155	(1,009)		16,309

PROVISION FOR INCOME TAXES	(5,041)	(401)	373	(M)	(5,069)

NET INCOME	$11,122	$754	($636)		$11,240

Basic income per share	$0.50				$ 0.49
Basic weighted average shares outstanding	22,265		749		23,014
Diluted income per share	$0.48				$ 0.47
Diluted weighted average shares outstanding	23,067		749		23,816

Note 1. Basis of Pro Forma Presentation

The pro forma consolidated condensed financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

Because these unaudited pro forma consolidated condensed financial statements have been prepared based on preliminary estimates of fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition may differ materially from the information presented in these unaudited pro forma consolidated condensed financial statements.

The unaudited pro forma consolidated condensed financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the consolidated companies. The pro forma information should be read in conjunction with the accompanying notes thereto, and in conjunction with the historical consolidated financial statements and accompanying notes of New Frontier Media included in its annual reports on Form 10-K and quarterly reports on Form 10-Q.

Note 2. Acquisition of MRG

Purchase Price

The total estimated purchase price of the Acquisition was $21.0 million, comprised of $15.0 million in cash, $5 million of New Frontier Media common stock and $1.0 million in estimated acquisition related costs.

Under provisions of the Stock Purchase Agreement, MRG's principal officers and owners are able to earn up to $2 million over three years if certain performance targets are met. In addition, MRG's principal officers and owners are eligible to receive $0.3 million for the repayment of loans outstanding at the date of Acquisition if certain working capital requirements are met and are able to receive up to $1.0 million over three years if certain producer advances are collected during this time period.

The $2.0 million earnout and a $1.3 million working capital adjustment have not been given effect in the pro forma unaudited consolidated condensed financial statements and will be recorded when the contingencies are resolved.

Had the contingent amounts been recorded, the cash payment would have increased by $3.3 million, with a corresponding increase in goodwill of $1.3 million and an increase to compensation expense of approximately $2.0 million, which will be recognized over three years if certain performance requirements are met.

Preliminary Purchase Price Allocation

The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on management’s best estimates of fair value, with the excess cost over net tangible and identifiable intangible assets acquired being allocated to goodwill.

We retained the services of a third party valuation firm to assist in the preliminary valuation of the intangible assets and certain tangible assets acquired and liabilities assumed. These allocations are subject to change pending a final analysis of the fair value of the assets acquired and liabilities assumed, which could result in material changes from the information presented.

New Frontier Media is still assessing the identification and valuation of the net tangible assets and other identifiable intangibles, which may be carved out from goodwill. This assessment is expected to be completed by March 15, 2006 and may result in fair values that are different than the preliminary estimates of these amounts. Adjustments to these estimates will be included in the allocation of the purchase price of MRG, if the adjustment is determined within the purchase price allocation period of up to twelve months.

The total estimated purchase price of $21.0 million has been allocated as follows (in millions):

Cash Paid	$ 15,000

FMV of stock used as consideration	5,000

Estimated direct acquisition costs	1,027

Total estimated purchase price	21,027

Less: Fair value of total current assets acquired	2,991
Less: Fair value of fixed assets	134

Plus: Liabilities Assumed	6,384

Total excess purchase price	24,286

Allocated to Film Library	8,500

Goodwill	$ 15,786

Note 3. Pro Forma Adjustments

The following pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable:

(A) To record pro forma estimate of additional acquisition related expenses expected to be incurred, less amounts previously accounted for and deferred by New Frontier Media of $102,000 and included in other current assets.

(B) To record payoff of outstanding line of credit of MRG, which is required to be repaid upon a change in control.

(C) To record the use of cash associated with cash portion of purchase price consideration of $15 million.

(D) To reclassify deferred acquisition related transaction costs to Goodwill.

(E) To record preliminary purchase price allocation to goodwill and increased basis in film library.

(F) To eliminate MRG Entertainment’s historical stockholders’ equity.

(G) To record the issuance of $5 million of New Frontier Media, Inc.’s stock as part of purchase price consideration.

(H) To accrue additional film amortization expense as a result of the increase to the basis of the Film Library. Film costs are amortized under SOP 00-2 based on the ratio of the current period's revenues to estimated ultimate revenues, for a period not exceeding ten years, from all sources on an individual film forecast basis. The additional amortization was based on the ratio of actual revenues recognized for the films for each period over the total estimated ultimate revenues to be derived from these films multiplied by the stepped up basis of the Film Library.

(I) To eliminate bonuses paid to MRG’s principal officers and owners. Although these two officers will have employment agreements with MRG after the Acquisition and are, at the discretion of New Frontier Media's Compensation Committee, eligible for an annual bonus of up to their base salary, these bonuses have not been taken into consideration as part of the Pro Forma adjustments.

In addition, MRG's principals and owners may be entitled to earn up to $2 million over three years if certain performance targets are met, which has not been considered in the pro forma consolidated condensed financial statements. Had the contingent earnout been accounted for, pro forma net income before income taxes and pro forma net income after pro forma income taxes would have decreased by $667,000 and $458,000 respectively, for the year ended March 31, 2005 and $500,250 and $312,650, respectively, for the nine months ended December 31, 2005. In addition, pro forma basic and diluted earnings per share would have decreased by $0.02 for the year ended March 31, 2005 and $0.01 for nine months ended December 31, 2005.

(J) To record a pro forma decrease in interest income resulting from cash utilized with the Acquisition, based on actual cash paid for the Acquisition of $15.0 million and the average historical interest rates earned on New Frontier Media funds of approximately 3% as of December 31, 2005 and 2% as of March 31, 2005.

(K) To record a pro forma decrease in interest expense resulting from the payoff of the outstanding line of credit.

(L) To record a tax benefit at an effective rate of 37% for the operating loss of $82,000 incurred by one of MRG’s affiliated companies that was organized as an S corporation for the nine months ended December 31, 2005.

(M) To record the tax effect of the pro forma adjustments at an effective tax rate of 37%.

Note 4. Unaudited Pro Forma Earnings Per Share Data

Basic and diluted pro forma earnings per share were calculated using the weighted average shares outstanding of New Frontier Media for the nine months ended December 31, 2005 and the year ended March 31, 2005, assuming the 748,570 shares issued in connection with the Acquisition were issued at the beginning of each period.